UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2006

BUCYRUS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 000-50858

Delaware (State of Incorporation)	39-0188050 (IRS Employer Identification No.)

P.O Box 500

1100 Milwaukee Avenue

South Milwaukee, Wisconsin 53172

(Address of Principal Executive Offices and Zip Code)

(414) 768-4000

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

See Item 7.01. Regulation FD Disclosure, below.

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 16, 2006, the Board of Directors of Bucyrus International, Inc. (“Bucyrus” or the “Company”) appointed Kenneth W. Krueger as Executive Vice President of the Company and Marc L. Staff as Senior Vice President Marketing & Sales. As Executive Vice President, Mr. Krueger is responsible for all Bucyrus subsidiary operations and, as Senior Vice President Marketing and Sales, Mr. Staff is responsible for the Company’s machine and aftermarket sales and is tasked with helping drive improvements in operational efficiency. The Company has not entered into an employment agreement with either Mr. Krueger or Mr. Staff. Neither Mr. Krueger nor Mr. Staff have any other business relationships with Bucyrus disclosable pursuant to this item. A copy of a press release containing additional information about Messrs. Krueger and Staff is attached as Exhibit 99.1 to this report and such information is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 16, 2006, the Board of Directors of Bucyrus amended and restated the Company’s Bylaws to provide that the position of Chairman of the Board may be either an officer or non-officer position, as determined by the Board of Directors. A copy of the Amended and Restated Bylaws, which became effective immediately upon approval by the Board of Directors, is attached as Exhibit 3.1 hereto.

Item 7.01.	Regulation FD Disclosure.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure”.

On February 16, 2006, the Company issued a press release announcing summary unaudited results for the three and twelve months ended December 31, 2005. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01	Other Events

On February 16, 2006, Bucyrus announced that it will undertake the second phase of its multi-phase expansion program at its South Milwaukee facility. The first phase of the expansion, which was announced on August 24, 2005 and is expected to be completed during the fourth quarter of 2006, will provide 110,000 square feet of new space for welding and machining of large electric shovel components. The second phase, which has an approximate cost of $30 million and is expected to be completed in mid-2007, will expand the Company’s Rawson Avenue facility to over 350,000 square feet of welding, machining and outdoor hard-goods storage space. A copy of a press release containing additional information regarding the facility expansion is attached as Exhibit 99.1 to this report and such information is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
___________	____________________________________________________________

3.1	Amended and Restated Bylaws of Bucyrus International, Inc., a Delaware corporation, effective February 16, 2006.

99.1	Press Release of the Registrant, dated February 16, 2006, announcing summary unaudited results for the three and twelve months ended December 31, 2005 and other matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BUCYRUS INTERNATIONAL, INC.

By:	/s/ Craig R. Mackus ————————————
Name:	Craig R. Mackus
Title:	Chief Financial Officer and Secretary

Dated: February 16, 2006